Memorandum of Understanding




                                   between


                             TELEKOM SLOVENIJA (TS)



                                     and



                             NORDISKA TELE8 AB (TELE8)



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This Memorandum of Understanding, made and entered into the ------ day of
------------- 1996 by and between TELEKOM SLOVENIJA p.o., a corporation organised and existing under the laws of Republic of Slovenija and having its principal office at Cigaletova 15, 1000 Ljubljana, Republic of Slovenia (hereinafter referred to as TS, which expression shall include its successors) and NORDISKA TELE8 AB, a corporation organised and existing under the laws of Sweden, and having its principal office at Vastergatan 4, PO Box 88, S-20120 Malmo, Sweden (hereinafter referred to as TELE8, which expression shall include its successors).


WHEREAS TELEKOM SLOVENIJA p.o. is a telecommunications carrier duly authorised to provide international telecommunications services to customers in Republic of Slovenia, and

WHEREAS TELE8 is a telecommunications carrier duly authorised to provide international telecommunications services to customers in Sweden, and

WHEREAS the Parties jointly desire to furnish telecommunications services between Republic of Slovenia and Sweden.

Therefore, the Parties hereto agree with each other as follows:

1. The details of the Telecommunications Services provided thereunder shall be mutually agreed from time to time and shall be set out in the form of Annexes to this MOU.

2. The routes to be used to provide the Telecommunications Services shall be cable and/or satellite as may be agreed between the Parties from time to time.

3. Each Party shall be responsible for providing, at its own expense, the facilities located within its operating territory and relevant share of the telecommunications facilities located outside of the respective operating territories of the Parties used in the provision of Telecommunications Services.

4. Technical standards and methods of operation to be applied and used by the Parties in the provision of Telecommunications Services shall be agreed by the Parties from time to time and shall normally conform to the relevant recommendations of the ITU-T.

5. Neither Party shall be liable to the other or its subscribers or to third Parties for any loss or damage sustained by the other, its interconnecting carrier or its end users, by reason of any failure in or breakdown of the communication facilities associated with the circuits used in providing the Services under this MOU or for any interruption or degradation of service, whatsoever, shall be the cause of such failure, breakdown, interruption or degradation and however long it shall last.

6. Neither Party shall transfer or assign its rights or obligations under this MOU without the prior written consent of the other Party, and such
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      consent shall not be unreasonably withheld.

7. Each Party agrees that all data, of any nature, provided to the other Party shall be treated as fully confidential and the property of the other Party unless the originating Party has identified the data as being non-confidential and shall be used solely for the purpose for which it is supplied.

8. English shall be the official language used by the business, technical and operating personnel for establishment and provision of the Services.

9. Any communications by either Party to the other shall be sufficiently made in writing and delivered by messenger or if sent by registered or certified post, or by facsimile, original then following by post to the address hereinafter specified and shall be deemed to have been made to the other Party on the day on which such communications were delivered or first received in the case of a facsimile transmission.

10. The performance of these undertakings is subject to such governmental ap provals as may be required by each Party.

11. This MOU shall continue from the date of signature of both Parties and until terminated by not less than 6 months' prior written notice given by either Party to the other. This MOU may be terminated unilaterally by a Party with the notice of 15 days if one Party breaches any provisions of this MOU or to the MOU attached Annexes and such breach remains uncorrected for a period of 30 days, after a request to correct such breach has been made by the other Party.

12. All disputes arising in connection with this Agreement which cannot be settled to the mutual satisfaction of both Parties shall be referred to and settled finally according to the regulations of Arbitration Court of the International Chamber of Commerce in Vienna; applicable law:
      Austrian. Proceeding of the arbitration shall be governed according to UNCITRAL Rules. All proceedings shall be conducted in English in presence of at least three (3) arbitrators.


Signed on behalf of              Signed on behalf of
TELEKOM SLOVENIJA, p.o.          NORDISKA TELE8 AB


/s/ Adolf Zupan
----------------------------     --------------------------
Adolf Zupan
Director General

Date: October 30, 1996           Date:November 8, 1996